As filed with the Securities and Exchange Commission on January 4, 2013

Registration No. 333-________

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

________________

PACIFIC ETHANOL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	41-2170618
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, California	95814
(Address of Principal Executive Offices)	(Zip Code)

________________

2006 STOCK INCENTIVE PLAN

(Full title of the plan)

Neil M. Koehler
Chief Executive Officer
Pacific Ethanol, Inc.
400 Capitol Mall, Suite 2060, Sacramento, California 95814

(Name and address of agent for service)

(916) 403-2123

(Telephone number, including area code, of agent for service)

________________

Copies of all correspondence to:

Larry A. Cerutti, Esq.
John T. Bradley, Esq.
Troutman Sanders LLP
5 Park Plaza, Suite 1400

Irvine, California 92614
(949) 622-2700

________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.001 par value	5,000,000	$0.335	$1,675,000	$228.47
(1)	In the event of a stock split, stock dividend, or similar transaction involving the Registrant’s Common Stock, the number of shares registered hereby shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and is based upon the average of high and low sales prices of the Registrant’s common stock on The NASDAQ Capital Market on January 2, 2013.

EXPLANATORY NOTE

Pacific Ethanol, Inc. (referred to as “we,” “us,” and through similar terms) filed the following registration statements with the Securities and Exchange Commission on Form S-8:

•	Registration No. 333-137663, filed on September 28, 2006 with respect to 285,714 shares of our common stock relating to our 2006 Stock Incentive Plan (the “Plan”);

•	Registration No. 333-169002, filed on August 23, 2010 with respect to 571,428 shares of our common stock relating to the Plan; and

•	Registration No. 333-176540, filed on August 29, 2011 with respect to 357,143 shares of our common stock relating to the Plan.

We amended the Plan in March 2010 to increase the number of shares covered by the Plan from 285,714 to 857,142 shares of common stock. Our stockholders adopted and approved this increase at our 2010 annual meeting of stockholders held on June 3, 2010

We further amended the Plan in March 2011 to increase the number of shares covered by the Plan from 857,142 to 1,214,285 shares of common stock. Our stockholders adopted and approved this increase at our 2011 annual meeting of stockholders held on May 19, 2011.

We further amended the Plan in April 2012 to increase the number of shares covered by the Plan from 1,214,285 to 6,214,285 shares of common stock. Our stockholders adopted and approved this increase at our 2012 annual meeting of stockholders held on December 13, 2012.

This Form S-8 is filed for the purpose of registering the additional 5,000,000 shares of common stock under the amended Plan.

The share numbers included in this Form S-8 have been adjusted to reflect our 1-for-7 reverse stock split effective June 8, 2011.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I, Items 1 and 2, will be sent or given to each participant in accordance with Form S-8 and Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). We will furnish without charge to each participant to whom information is required to be delivered, upon written or oral request, a copy of each document incorporated by reference in Part II, Item 3 of this registration statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to them under Rule 428(b) of the Securities Act. Requests should be directed to Pacific Ethanol, Inc., 400 Capitol Mall, Suite 2060, Sacramento, California 95814, Attention: Secretary. Our telephone number is (916) 403-2123.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

We incorporate the following documents by reference in this registration statement:

•	Our current report on Form 8-K for December 26, 2012, as filed with the Securities and Exchange Commission on December 31, 2012;

•	Our current report on Form 8-K for December 19, 2012, as filed with the Securities and Exchange Commission on December 19, 2012;

•	Our current report on Form 8-K for December 13, 2012, as filed with the Securities and Exchange Commission on December 13, 2012;

•	Our current report on Form 8-K for December 5, 2012, as filed with the Securities and Exchange Commission on December 5, 2012;

•	Our quarterly report on Form 10-Q for the three months ended September 30, 2012, as filed with the Securities and Exchange Commission on November 14, 2012;

•	Our current report on Form 8-K for November 12, 2012, as filed with the Securities and Exchange Commission on November 13, 2012;

•	Our current report on Form 8-K for October 29, 2012, as filed with the Securities and Exchange Commission on November 2, 2012;

•	Our current report on Form 8-K for September 21, 2012, as filed with the Securities and Exchange Commission on September 21, 2012;

•	Our current report on Form 8-K for August 21, 2012, as filed with the Securities and Exchange Commission on August 24, 2012;

•	Our current report on Form 8-K for August 14, 2012, as filed with the Securities and Exchange Commission on August 14, 2012;

•	Our quarterly report on Form 10-Q for the three months ended June 30, 2012, as filed with the Securities and Exchange Commission on August 14, 2012;

•	Our current report on Form 8-K for July 13, 2012, as filed with the Securities and Exchange Commission on July 19, 2012;

•	Our current report on Form 8-K for June 27, 2012, as filed with the Securities and Exchange Commission on June 28, 2012;

•	Our current report on Form 8-K for June 27, 2012, as filed with the Securities and Exchange Commission on June 27, 2012;
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•	Our current report on Form 8-K for June 6, 2012, as filed with the Securities and Exchange Commission on June 8, 2012;

•	Our quarterly report on Form 10-Q for the three months ended March 31, 2012, as filed with the Securities and Exchange Commission on May 11, 2012;

•	Our current report on Form 8-K for May 10, 2012, as filed with the Securities and Exchange Commission on May 10, 2012;

•	Our current report on Form 8-K for May 4, 2012, as filed with the Securities and Exchange Commission on May 8, 2012;

•	Our amendment no. 1 to annual report on Form 10-K/A for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on April 13, 2012;

•	Our annual report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on March 8, 2012;

•	Our current report on Form 8-K for February 27, 2012, as filed with the Securities and Exchange Commission on February 27, 2012;

•	Our current report on Form 8-K for January 25, 2012, as filed with the Securities and Exchange Commission on January 31, 2012;

•	The description of our capital stock contained in our Current Report on Form 8-K for June 8, 2007, as filed with the Commission on June 8, 2007, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file after the date of this registration statement under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered under this registration statement have been sold, or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this registration statement and shall be a part of this registration statement from the date of filing such documents.

For purposes of this registration statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Notwithstanding the above, information that is “furnished to” the Securities and Exchange Commission shall not be deemed “filed with” the Securities and Exchange Commission and shall not be deemed incorporated by reference into this registration statement.

ITEM 4. Description of Securities.

Not applicable.

ITEM 5. Interests of Named Experts and Counsel.

Not applicable.

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ITEM 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in the best interests of the corporation.

Our certificate of incorporation provides that, except in certain specified instances, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors, except liability for the following:

•	any breach of their duty of loyalty to Pacific Ethanol or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.

In addition, our certificate of incorporation and bylaws obligate us to indemnify our directors and officers against expenses and other amounts reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of ours. Our bylaws also authorize us to purchase and maintain insurance on behalf of any of our directors or officers against any liability asserted against that person in that capacity, whether or not we would have the power to indemnify that person under the provisions of the DGCL. We have entered and expect to continue to enter into agreements to indemnify our directors and officers as determined by our Board. These agreements provide for indemnification of related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Insofar as the provisions of our certificate of incorporation or bylaws provide for indemnification of directors or officers for liabilities arising under the Securities Act, we have been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. Exemption from Registration Claimed.

Not Applicable.

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ITEM 8 Exhibits.

Exhibit Number	Description
4.1	2006 Stock Incentive Plan (as amended through December 13, 2012)
5.1	Opinion of Troutman Sanders LLP
23.1	Consent of Troutman Sanders LLP (contained in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (contained on the signature page to this registration statement)

ITEM 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i)       to include any prospectus required by Section 10(a)(3) of the Securities Act,

(ii)       to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration fee” table in the effective registration statement; and

(iii)       to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement;

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on this 4th day of January, 2013.

Pacific Ethanol, Inc.,
a Delaware corporation

By: /s/ NEIL M. KOEHLER
Neil M. Koehler
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neil M. Koehler his attorney-in-fact and agent, with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendment to this registration statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM L. JONES William L. Jones	Chairman of the Board and Director	January 4, 2013

/s/ NEIL M. KOEHLER Neil M. Koehler	President, Chief Executive Officer (principal executive officer) and Director	January 4, 2013

/s/ BRYON T. MCGREGOR Bryon T. McGregor	Chief Financial Officer (principal financial and accounting officer)	January 4, 2013

/s/ TERRY L. STONE Terry L. Stone	Director	January 4, 2013

/s/ JOHN L. PRINCE John L. Prince	Director	January 4, 2013

/s/ DOUGLAS L. KIETA Douglas L. Kieta	Director	January 4, 2013

/s/ LARRY D. LAYNE Larry D. Layne	Director	January 4, 2013

/s/ MICHAEL D. KANDRIS Michael D. Kandris	Director	January 4, 2013

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INDEX TO EXHIBITS

Exhibit Number	Description
4.1	2006 Stock Incentive Plan (as amended through December 13, 2012)
5.1	Opinion of Troutman Sanders LLP
23.1	Consent of Troutman Sanders LLP (contained in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (contained on the signature page to this registration statement)

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